UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2010

TYCO INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-13836	98-0390500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Freier Platz 10

Schaffhausen, CH-8200 Switzerland

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 41-52-633-02-44

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement.  On April 28, 2010, Tyco International Ltd. and its wholly-owned subsidiary, Tyco International Finance S.A. (“TIFSA”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Goldman, Sachs & Co. (as representatives of the several underwriters named therein, collectively, the “Underwriters”) under which TIFSA agreed to sell to the Underwriters $500 million aggregate principal amount of its 3.375% Notes due 2015 (the “Notes”).  The closing of the sale of the Notes is scheduled to occur on May 5, 2010 and is subject to customary closing conditions.  TIFSA intends to use the proceeds from the issuance of the Notes, along with other available funds, to finance the redemption of all of its outstanding 6.375% Notes due 2011.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated April 28, 2010, by and among Tyco International Ltd., Tyco International Finance S.A. and Citigroup Global Markets Inc. and Goldman, Sachs & Co. (as representatives of the several underwriters named therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
Vice-President and Corporate Secretary
Date: May 3, 2010

Exhibit Index

Exhibit No.	Description
1.1

Underwriting Agreement, dated April 28, 2010, by and among Tyco International Ltd., Tyco International Finance S.A. and Citigroup Global Markets Inc. and Goldman, Sachs & Co. (as representatives of the several underwriters named therein).